Exhibit 10.45

FPL Energy Point Beach, LLC

700 Universe Boulevard

Juno Beach, Florida 33408

October 31, 2007

James C. Fleming, Esq.
General Counsel and Executive Vice President
Wisconsin Electric Power Company
231 West Michigan Street
Milwaukee, Wisconsin 53203

RE:Amendment to Section 21.2 of the Point Beach Nuclear Plant Power Purchase
Agreement

Dear Mr. Fleming:

This Letter Agreement is made by and between FPL Energy Point Beach, LLC ("FPLE-PB") and Wisconsin Electric Power Company ("WEPCO") (collectively, the "Parties") and relates to the Power Purchase Agreement dated as of December 19, 2006 (PPA), as amended. This Letter Agreement is effective as of the date that it is executed by an authorized representative of WEPCO. Capitalized terms used and not otherwise defined in this letter shall have the respective meanings ascribed to such terms in the PPA.

By this Letter Agreement, FPLE-PB and WEPCO each desire and intend to amend Section 21.2 of the PPA as hereinafter set forth.

In consideration of the premises, mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

  Amendment to Section 21.2 of the PPA

  Section 21.2 of the PPA is hereby amended and restated by replacing it in its entirety with the following:

  In the event that, at any time during the Term, a Change in Law occurs that causes any aspect of the Facilities as in existence on the date hereof to become a tradable attribute (e.g., emission credit, renewable energy credit, environmental credit, "Green" credit, etc.) or otherwise to have a market value (each such tradable attribute or other aspect having a market value, a "Future Attribute"), Buyer shall be entitled to one hundred percent (100%) of such Future Attribute and the benefits of such Future Attribute for the remainder of the Term; provided, however, that any Future Attribute resulting from the Planned Uprate or any other Uprate of the Facilities that increases the Capacity of the Facilities above that set forth on Exhibit B on the Effective Date shall be allocated fifty percent (50%) to Buyer and fifty percent (50%) to Seller; provided, further, however, if Buyer does not purchase the Capacity, Energy and Ancillary Services from such Planned Uprate or other Uprate, then any Future Attribute resulting therefrom shall be allocated one hundred percent (100%) to Seller. The Parties shall in good faith negotiate to reflect such allocation to Buyer and, if applicable, to Seller, at no additional cost to Buyer and to execute a separate agreement to transfer to Buyer any revenue, or any other benefit received by Seller for such Future Attributes to which Buyer is entitled hereunder, and to execute all documents and agreements and take all steps necessary to permit Buyer to market Buyer's Future Attributes. Failing any such agreement, Seller agrees to credit to Buyer such revenues as provided in Section 3.1(b) until such time as an agreement is executed.

  Cooperation

  The Parties agree to cooperate reasonably with one another as necessary to give effect to the terms of this Letter Agreement.

  Miscellaneous

This Letter Agreement shall be construed in connection with and as a part of the PPA, and the Parties agree and acknowledge that all terms, conditions and covenants contained therein, except as herein expressly amended and modified, shall be and remain in full force and effect. WEPCO and FPLE-PB hereby agree that they are bound by the terms, conditions and covenants of the PPA as amended and modified hereby.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin as to all matters, including matters of validity, construction, effect, performance and remedies.

This Letter Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly reflects our mutual understanding, please execute this Letter Agreement and return the executed Letter Agreement to the undersigned. This Letter Agreement shall be effective upon your execution hereof.

Sincerely,

FPL ENERGY POINT BEACH, LLC

By: /s/ Michael O'Sullivan
Michael O'Sullivan
Vice President

CONSENT AND ACCEPTANCE BY GUARANTOR

The undersigned, FPL GROUP CAPITAL, INC., as Guarantor under that certain Guaranty Agreement, dated as of December 19, 2006 (the "Guaranty"), pursuant to which Guarantor has unconditionally guaranteed the "Guaranteed Obligations" (as defined in the Guaranty) of FPLE-PB relating to the PPA (as defined above), does hereby consent to and accept the within and foregoing amendment to the PPA and agrees that the Guaranty shall continue to unconditionally guarantee the payment and performance when due of the Guaranteed Obligations, as so amended, as fully and as unconditionally as prior to such amendment and modification. This consent and acceptance is made without prejudice to those provisions of the Guaranty that provide that Guarantor's consent to and acceptance of any amendment, modification or waiver of, or any consent or departure from, the terms of the Guaranteed Obligations, is not necessary for the continued irrevocable, absolute and unconditional liability of the Guarantor for payment and performance of the Guaranteed Obligations, as so amended.

AGREED TO AND ACCEPTED BY:

FPL GROUP CAPITAL, INC.

By: /s/ James Robo                          Date:

Name:

Title:

AGREED TO AND ACCEPTED BY:

WISCONSIN ELECTRIC POWER COMPANY

By:     /s/ James C. Fleming

Name:  James C. Fleming

Title:  Executive Vice President and General Counsel